Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2024, relating to the consolidated financial statements of First Merchants Corporation (the “Corporation”) and the effectiveness of internal control over financial reporting of the Corporation included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Forvis Mazars, LLP

Indianapolis, Indiana

June 3, 2024